Exhibit 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated October 27, 1998 on the statements of condition and related bond portfolio of Insured Municipals Income Trust, 239th Insured Multi-Series (California IMIT 177, Pennsylvania IMIT 239 and Missouri IMIT 108) as of October 27, 1998 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Trust Administration-Independent Certified Public Accountants" in Part II of the Prospectus.

                                        GRANT THORNTON LLP

Chicago, Illinois
October 27, 1998